Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Donegal Group

Marietta, Pennsylvania

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-93785, 333-94301 and 333-89644) of Donegal Group of our report dated June 13, 2014, relating to the financial statements and supplemental schedules of Donegal Mutual Insurance Company 401(k) Plan, which appear in this Form 11-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

BDO USA, LLP

Philadelphia, Pennsylvania

June 13, 2014